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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 MARCH 24, 2000
                                (Date of Report)
                        (Date of earliest event reported)

                                  GENRAD, INC.
             (Exact name of registrant as specified in its charter)

     MASSACHUSETTS                    1-8045                   04-1360950
   (State of incorporation          (Commission             (IRS Employer
    or organization)                 File Number)            Identification No.)

                             7 TECHNOLOGY PARK DRIVE
                             WESTFORD, MA 01886-0033
                                 (978) 589-7000

           (Address of principal executive offices, including zip code and telephone number)



                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On March 24, 2000, the Company acquired substantially all of the assets of Nicolet Imaging Systems ("NIS"), a division of ThermoSpectra Corporation and all of the outstanding capital stock of Sierra Research and Technology, Inc. ("SRT"), a wholly owned subsidiary of ThermoSpectra Corporation, pursuant to a Purchase and Sale Agreement dated March 24, 2000 by and between the Company and ThermoSpectra Corporation. The purchase price was $40 million dollars paid in cash out of the Company's credit facility. The purchase price was determined after arms length negotiations between the parties.

         The principal business of NIS, located in San Diego, California, has been the manufacture and supply of x-ray inspection systems. The Company intends to continue this business. The principal business of SRT, located in Westford, Massachusetts, has been the manufacture and supply of circuit board rework and repair systems. The Company intends to integrate the SRT business into its own test repair business in order to provide better products for its customers.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         Not applicable.

         (b) PRO FORMA FINANCIAL INFORMATION.

         Not applicable.

         (c)  EXHIBITS.

         The following exhibits are filed herewith:

         Exhibit 2.1 Purchase and Sale Agreement dated March 24, 2000 between ThermoSpectra Corporation and GenRad, Inc.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           GENRAD, INC.

                                           By:  /s/ Walter A. Shephard
                                                ------------------------------
                                                Walter A. Shephard
                                                Chief Financial Officer



Date:  April 4, 2000





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